EXHIBIT 23.3



             CONSENT OF EXPERTS AND COUNSEL -- CONSENT OF ACCOUNTANT


Tabor & Co., P.C.



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to Registration Statement on Form SB-2 of Samaritan Pharmaceuticals, Inc., of our reports dated March 6, 2000 and March 26, 1999, relating to the consolidated financial statements as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997 appearing in such Prospectus. We also consent to the references to us under the heading "Expert" in the Prospectus.




/s/ Tabor & Co., P.C.
    ----------------
    Tabor & Co., P.C.

Certified Public Accountants



New York, New York

September 15, 2003